AIRSOPURE, INC.


                     INFORMATION FOR PROSPECTIVE FRANCHISEES
                    REQUIRED BY THE FEDERAL TRADE COMMISSION




                                   **********



To protect you, we've required your franchisor to give you this information. We haven't checked it and don't know if it's correct. It should help you make up your mind. Study it carefully, while it includes some information about your contract, don't rely on it to understand your contract. Read all of your contract carefully. Buying a franchise is a complicated investment. Take your time to decide. If possible, show your contract and this information to an advisor like a lawyer or an accountant. If you find anything you think may be wrong or anything important that's been left out, you should let us know about it. It may be against the law.

There may also be laws on franchising in your state. Ask your state agencies about them.



                            Federal trade Commission
                             Washington, D.C. 20580



CALIFORNIA, HAWAII, ILLINOIS, INDIANA, MARYLAND, MICHIGAN, MINNESOTA, NEW YORK, NORTH DAKOTA, RHODE ISLAND, SOUTH DAKOTA, VIRGINIA, WASHINGTON AND WISCONSIN REQUIRE FRANCHISORS TO MAKE ADDITIONAL DISCLOSURES RELATED TO THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR. IF APPLICABLE, THESE ADDITIONAL DISCLOSURES WILL BE FURNISHED TO YOU IN AN ADDENDUM TO THIS OFFERING CIRCULAR.

IN ACCORDANCE WITH THE REQUIREMENTS OF THE FEDERAL TRADE COMMISSION, THIS OFFERING CIRCULAR WAS ISSUED ON APRIL 2, 1997. IF THIS OFFERING IS REGISTERED IN A STATE LISTED ABOVE, THE EFFECTIVE DATE OF THIS OFFERING CIRCULAR WILL BE DISCLOSED IN THE ADDENDUM FOR THAT STATE.











                                     28.1                                      1

[GRAPHIC OMITTED]

                           FRANCHISE OFFERING CIRCULAR

                                 Airsopure, Inc.
                          15400 Knoll Trail, Suite 106
                               Dallas, Texas 75248
                                 (972) 960-9400

      The date of issuance of this offering circular for use in nonregistration states is April 1, 1997.

      The  franchisee  will  represent  and  sell  air  filtration   systems  to
commercial businesses.

      The initial franchise fee is $15,000. The estimated initial investment required ranges from $54,200 - $56,800.

      Risk Factors:

          1. THE FRANCHISE AGREEMENT PERMITS THE FRANCHISEE TO SUE THE MORE TO SUE OR ARBITRATE WITH THE FRANCHISOR ONLY IN TEXAS. OUT OF STATE LITIGATION OR ARBITRATION MAY FORCE YOU TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. IT MAY ALSO COST N IN YOUR HOME STATE.

          2.  THE  FRANCHISE   AGREEMENT  STATES  THAT  TEXAS  LAW  GOVERNS  THE
     AGREEMENT, AND THIS LAW MAY NOT PROVIDE THE SAME PROTECTIONS AND BENEFITS AS LOCAL LAW. YOU MAY WANT TO COMPARE THESE LAWS.

          3. THERE MAY BE OTHER RISKS CONCERNING THIS FRANCHISE.

     EVEN THOUGH THE FRANCHISE AGREEMENT PROVIDES THAT TEXAS LAW APPLIES AND REQUIRES YOU TO RESOLVE DISPUTES IN SPECIFIC VENUES, LOCAL LAW MAY SUPERSEDE IT IN YOUR STATE. PLEASE REFER TO THE ATTACHED UNIFORM STATE- SPECIFIC ADDENDUM TO UFOC AND TO THE SEPARATE STATE-SPECIFIC AMENDMENTS ATTACHED AS EXHIBIT G TO THIS OFFERING CIRCULAR FOR INFORMATION REQUIRED BY YOUR STATE ADMINISTRATOR.

     Information   comparing   franchisors   is   available.   Call  the   state
administrators listed in Exhibit A or your public library for sources of information.

     Registration of this franchise with the state does not mean that the state recommends it or has verified the information in this offering circular. If you learn that anything in this offering circular is untrue, contact the Federal Trade Commission and your state administrator listed in Exhibit A.





                                                  Effective Date April 2, 1997








                                     28.1                                      2

                                TABLE OF CONTENTS

Item                                                                       Page

  1               The Franchisor, its Predecessors and Affiliates            4

  2               Business Experience                                        4

  3               Litigation                                                 4

  4               Bankruptcy                                                 5

  5               Initial Franchise Fee                                      5

  6               Other Fees                                                 5

  7               Initial Investment                                         6

  8               Restrictions on Sources of Products and Services           7

  9               Franchisees' Obligations                                   8

 10               Financing                                                  8

 11               Franchisor's Obligations                                   9

 12               Territory                                                  11

 13               Trademarks                                                 11

 14               Patents, Copyrights and Proprietary Information            11

 15               Obligation to Participate in the Actual
                  Operation of the Franchise Business                        11

 16               Restrictions on What the Franchisee May Sell               12

 17               Renewal, Termination, Transfer and Dispute Resolution      12

 18               Public                                                     14

 19               Earnings Claim                                             14

 20               List of Outlets                                            14

 21               Financial Statements                                       16

 22               Contracts                                                  16

 23               Receipt                                                    16

Exhibits

  A.              List of State Administrators

  B.              List of Agents for Service of Process

  C.              Financial Statements

  D.              List of Current Franchisees

  E.              List of Franchisees Who Have Left the System
                  Within the Past 12 Months

  F.              Franchise Agreement

  G.              Telephone Assignment Agreement

  H.              Non Disclosure Agreement

  I.              Personal Guarantee

  J.              Lists of Registration States and Effective Dates

  K.              State Amendments to Uniform Offering Circular

                                     28.1                                      3

                                     ITEM 1
                 THE FRANCHISOR, ITS PREDECESSORS AND AFFILIATES

      "Airsopure" or "we" means Airsopure, Inc. the franchisor. "You" means the person who buys the franchise. If the franchise owner is a corporation or other entity, "you" refers only to the business entity which owns the franchise unless we indicate otherwise. Airsopure is a Texas corporation which was incorporated on February 20, 1997. Our principal place of business is located at 15400 Knoll Trail, Suite 106, Dallas, Texas 75248. We conduct business under the names' Airsopure, Inc., Airsopure, and Airtech International Corporation.

      Airsopure is a wholly owned subsidiary of Airtech International Corporation. It has no predecessors nor does it have any affiliates which offer franchises in any line of business or provide products or services to Airsopure franchisees. We sell franchises under a franchise agreement (the "Franchise Agreement") which grants the right to use our system and to sell our indoor air purification products and supplies and to use the name "Airsopure."

      Prior to selling franchises, Airtech International Corporation utilized company salesman and current management to represent and sell their indoor air filtration systems and supplies under the name Airtech. Airsopure began offering franchises of the type offered herein in April 1997 under the name "Airsopure."

      The demand for indoor air cleaning is growing rapidly. You will compete with other companies as they offer solutions to a wide variety of corporate, light commercial and residential users. Your competition currently comes from tradesmen in the heating, ventilation and air-conditioning fields. It is possible that rapid growth will motivate new levels of competition to enter the market.
                                     ITEM 2
                               BUSINESS EXPERIENCE

     The following is the list of directors, principal officers and other executives who have management responsibility in the operation of our business relating to the franchises described in this offering circular. The principal occupation and business experience of each person during the past five years is described below.

John Potter, President and Director

     Mr. Potter has been President and a Director of Airsopure, Inc. since its conception in February 1997. He has served as President of Airtech International Corporation since February 1995. From 1990 until February 1995 he was Vice President and Co-founder of Transworld Leasing Corporation.

C.J. Comu, Chief Executive Officer and Director

     Mr. Comu has serves as Chief Executive Officer and Director of Airsopure since its conception in February 1997. He has served as Chief Executive Officer of Airtech International Corporation since February 1995. From 1990 to February 1995 he was President and Co-founder of Transworld Leasing.

Bobby Cox, Chief Financial Officer

     Mr. Cox has been Chief Financial Officer since of Airsopure since February 1997. He has served as Chief Financial Officer of Airtech since October 1995. Prior to joining the company Mr. Cox spent the prior five years as in independent financial and tax consultant.

Douglas S. Keane, Vice President Franchise Development

     Mr. Keane joined the Airtech International Corporation in January 1997. In February 1997 he became Vice President of Franchise Development for Airsopure, Inc. From 1990 to January 1997 he was President of Keane Ideas, Inc.

                                     ITEM 3
                                   LITIGATION

     No litigation is required to be in this Offering Circular.





                                     28.1                                      4

                                     ITEM 4
                                   BANKRUPTCY

     No person previously identified in Items 1 or 2 of this offering circular has been involved as a debtor in proceeding under the U.S. Bankruptcy Code required to be disclosed in this Item.

                                     ITEM 5
                              INITIAL FRANCHISE FEE

     All franchisees pay a $15,000 lump sum franchise fee when they sign the Franchise Agreement. Airsopure will refund the entire amount if we do not approve your application within 45 days. There are no refunds under any other circumstances.

                                     ITEM 6
                                   OTHER FEES

 -------------------------------------------------------------------------------
 Name of Fee          Amount       Due Date               Remarks
 -------------------------------------------------------------------------------
 Royalty                0                                 No royalty is due for
                                                          the initial agreement
                                                          period.  We reserve
                                                          the right to implement
                                                          at renewal.
--------------------------------------------------------------------------------
Advertising Fund   2% of total    Payable monthly         Begin 60 days after
                   gross sales    on the 7th day of       you begin operation
                                  the next month
--------------------------------------------------------------------------------
Transfer              $1,500      Payable prior to        Payable only if you
                                  the sale of the         sell your franchise to
                                  franchise               a third party
--------------------------------------------------------------------------------
Audit          Cost of an audit   Upon demand             Payable only if audit
                                                          reveals understatement
                                                          of at least 2% of
                                                          amounts due
--------------------------------------------------------------------------------
Interest (1)    Lesser of         Upon demand             Payable on overdue
                Prime rate        charged by              amounts
                                  Chase Manhattan
                                  Bank plus 2% or
                                  maximum permitted my
                                  state law
--------------------------------------------------------------------------------
Renewal           $1500           Upon demand
--------------------------------------------------------------------------------


      All  fees  are  imposed  by  and  payable  to  Airsopure.   All  fees  are
non-refundable.
      ------------------
      (1) Interest begins from the date the payment was due.



















                                     28.1                                      5

                                     ITEM 7
                              INITIAL INVESTMENT

Your Estimated Initial Investment

--------------------------------------------------------------------------------
EXPENDITURES                AMOUNT     METHOD OF     WHEN DUE      TO WHOM PAID
                                        PAYMENT
--------------------------------------------------------------------------------
Franchise Licensing Fee     $15,000     Lump Sum     At Signing    Airsopure
                            (Note 1
--------------------------------------------------------------------------------
Travel and Living Expenses  $300-$500  As Incurred    During       Restaurants,
Training                    (Note 2)                 Training      Misc.Expenses
--------------------------------------------------------------------------------
Real Estate and             (Note 3)    (Note 3)     (Note 3)        (Note 3)
Improvements
--------------------------------------------------------------------------------
Operational Equipment       $500 to     Lump Sum     Prior to      Office Supply
and Supplies                $1500                    Opening       Store &
                            (Note 4)                               Airsopure
--------------------------------------------------------------------------------
Initial Inventory           $35,000     Lump Sum    As Incurred    Airsopure
--------------------------------------------------------------------------------
Insurance                   $200        Lump Sum    As Incurred    Insurers
                           to $300
                           (Note 5)
--------------------------------------------------------------------------------
Miscellaneous Opening      $1,700 to   As Incurred  As Incurred    Outside
Costs                      $2,500                                  Vendors
                           (Note 6)
--------------------------------------------------------------------------------
Real Estate and
Improvements               (Note 7)     (Note 7)     (Note 7)      (Note 7)
--------------------------------------------------------------------------------
Advertising - 3 months       $500       Monthly                    Airsopure
                           (Note 8)
--------------------------------------------------------------------------------
Additional Funds          $1,000 to    As Incurred  As Incurred    Employees,
3 months                  $1,500                                   Suppliers,
                           (Note 9)                                Utilities
--------------------------------------------------------------------------------
TOTALS                    $54,200 to
                          $56,800
                          (Note 10)       (Note 11)
--------------------------------------------------------------------------------

Notes:

(l) See Item 5 for conditions when this fee is refundable. Airsopure does not finance any fee.

(2) This estimate is based on expenses for two during the franchise school. We pay for the cost of 1-2 persons' round-trip transportation to and from Texas (where the training site is currently located) and for your lodging and local transportation (typically a rental car which is shared with other attendees), as well as for training instructors, facilities and training materials. You pay for any meals, other travel, and wages (if any) during the franchise school.

(3) Airsopure anticipates that most franchisees will elect to operate the franchised business out of their homes. Some my wish to rent a small storage locker to keep inventory.

(4) Airsopure anticipates that many franchisees will already have access to an adequate computer. Other items that may be needed include answering machine, beeper, answering service.

(5) Amounts shown represent our estimate of the premiums for your first three months of operation.

(6) Includes security deposits, utility costs, licenses, permits, and cost for legal and accounting services if needed, to set up your business entity. These fees may vary from state to state and from one municipality to another.

(7) Business is based out of the home and no improvements are necessary.

                                     28.1                                      6

(8) No advertising is required for the first two months, thereafter two percent of gross is paid. Additional dollars estimated are for supplemental mailing costs of brochures included in start-up packages.

(9) You will need capital to support ongoing expenses such as direct mail, promoting and payroll to the extent these are not covered by revenues generated by your sales. Airsopure estimates that the amounts given will be sufficient to cover ongoing expenses for the start-up phase of the business, which we calculate to be three months. This is only an estimate and there is no assurance that additional working capital will not be necessary during the start-up phase.

(10) We have based these estimates on Airsopure's managements direct experience over the last two years marketing the company's line of air purification products directly to the end consumer. This is only an estimate based on three months. You should review these figures carefully with business and financial advisers before making a decision to purchase the franchise.

(11) Other than security deposits included in Note 9, none of these expenses are refundable. We do not offer direct or indirect financing to franchisees for any items.
                                     ITEM 8
                RESTRICTIONS ON SOURCES OF PRODUCTS AND SERVICES

You must purchase all air purification products from Airsopure. These products are manufactured by Airsopure to strict standards and are proprietary. You are allowed to sell products and services only that have been expressly authorized for sale in writing in the manner we specify. You must not deviate from any of our specifications without our written consent. The current product line for equipment and filters offered by Airsopure is described in the confidential Operating Procedure Manual (also referred to as the "Manual"). You have complete discretion as to the prices you charge customers for your products and services although we recommend suggested retail pricing.

We are currently the only suppliers of support materials (marketing materials) in the system. These promotional materials are designed to promote sales within the Airsopure product line for the benefit of the franchisee. If you desire to obtain promotional materials or advertisements from other suppliers, you must submit such materials to Airsopure for our approval in writing prior to use (Franchise Agreement Section X.10.01).

You must obtain your initial inventory order before opening. Replenishment will be based on customer demand at your discretion.

It is your responsibility to locate local installers to handle any estimates of installation or actual installation of Airsopure products. These installers must file an "Approved Installers Authorization" provided in your operations manual. The current general criteria for approval are:

     1. Contractors must be licensed and familiar with local electrical installation codes.

     2. Must carry $1,000,000 of liability insurance to cover installation and name you as "additionally insured" on his/her policy.

     3. Should specialize in light commercial business as an HVAC repair facility or electrical contractor.

     4. Should be willing to sign a non-compete non disclosure agreement.

     5. Must have a respectable record with the Better Business Bureau.

We will notify you of our approval or rejection of the installer within 5 business days after receiving your request.







                                     28.1                                      7

                                     ITEM 9
                            FRANCHISEES' OBLIGATIONS

THIS TABLE LISTS YOUR PRINCIPAL OBLIGATIONS UNDER THE FRANCHISE AND OTHER AGREEMENTS. IT WILL HELP YOU FIND MORE DETAILED INFORMATION ABOUT YOUR OBLIGATIONS IN THESE AGREEMENTS AND IN OTHER ITEMS OF THIS OFFERING CIRCULAR.

--------------------------------------------------------------------------------
Obligation                           Section in Agreement       Item in Offering
                                                                Circular
--------------------------------------------------------------------------------
a. Site selection and                None                         Item 11
acquisition/lease
--------------------------------------------------------------------------------
b. Pre-opening                       Sections V.F.                Items 7 and 8
purchases/leases                     Franchise Agreement
--------------------------------------------------------------------------------
c. Site development and other        Section V. of Franchise      Items 7 and 8
pre-opening requirements             Agreement
--------------------------------------------------------------------------------
d. Initial and ongoing training      Section V.5.01.A.C. of       Items 7 and 11
                                     Franchise Agreement
--------------------------------------------------------------------------------
e. Opening                           Section XIV.14.01.G          None
                                     Franchise Agreement
--------------------------------------------------------------------------------
f.  Fees                             Section III of Franchise     Items 5 and 6
                                     Agreement
--------------------------------------------------------------------------------
g. Compliance with standards         Sections V.5.01.             Items 8, ll,
and policies/operationsmanual        Franchise Agreement          and 14
--------------------------------------------------------------------------------
h. Trademarks and proprietary        Sections VII. and VIII. of   Items 13
information                          Franchise Agreement          and 14
--------------------------------------------------------------------------------
I. Restrictions on                   Sections V.5.01.G and VI.    Item 8
products/services offered            of FranchiseAgreement
--------------------------------------------------------------------------------
j. Warranty and customer             Section V.5.01.S of          None
service requirements                 Franchise Agreement
--------------------------------------------------------------------------------
k. Territorial development and       None                         None
sales quotas
--------------------------------------------------------------------------------
l. Ongoing product/service           Sections VI. 6.02.of         Item 8
purchases                            Franchise Agreement
--------------------------------------------------------------------------------
m. Maintenance, appearance           None                         None
and remodeling requirements
--------------------------------------------------------------------------------
n. Insurance                         Section XI. of Franchise     Items 6 and 11
                                     Agreement
--------------------------------------------------------------------------------
p. Indemnification                   Section XVII.of Franchise    None
                                     Agreement
--------------------------------------------------------------------------------
q. Owner's participation/            Sections XVI.16.01           Item 15
management/staffing                  of Franchise Agreement
--------------------------------------------------------------------------------
r. Records and reports               Section IX of Franchise      Item 6
                                     Agreement
--------------------------------------------------------------------------------

                                     ITEM 10
                                    FINANCING

Airsopure does not offer direct or indirect financing. We do not offer any notes, leases or any obligation.






                                     28.1                                      8

                                    ITEM 11
                            FRANCHISOR'S OBLIGATIONS

Except as listed below, we need not provide any assistance to you.

Pre-Opening Obligations

Before you open your franchised business, we will:

1) Conduct a market evaluation of the proposed territory to determine its suitability for the franchised business (Franchise Agreement Section IV.4.01.A).

2) Designate  a  geographic area to be  your  designated  territory   (Franchise
Agreement Section IV.4.01.B).

3) Within four weeks of your signing the Franchise Agreement, provide an initial training program for you as described below (Franchise Agreement Section IV.4.01.C.).

4) Provide daily advisory assistance by telephone for the first two weeks after you complete the training program (Franchise Agreement Section IV.4.02.A.).

5) Provide you, on loan, one copy of Airsopure's Franchise Operations Manual (Franchise Agreement Section
IV.4.01.D).

6) Provide you with specifications for inventory, supplies and equipment (Franchise Agreement Section V.5.01.F).

Continuing Obligations

During the operation of the franchise business, we will:

1) Provide continuing consultation and advisory assistance to you in the manner and at such time as we deem advisable concerning the operation, advertising and promotion of the franchised business (Franchise Agreement Section IV.4.02.B).

2) Provide  you  with  any  updates, revisions and   amendment of the  Franchise
Operations  Manual  (Franchise  Agreement Section  IV.4.02.C. and   VIII.8.03.).

3) Conduct if deemed necessary by Airsopure, inspections of your franchised business and staff. (Franchise Agreement Section V.5.01.N.)

4) Provide you at Airsopure's sole discretion such continuing training programs as we deem appropriate (Franchise Agreement Section IV.4.02.E.).

5) At our discretion use test customers to verify that our standards are being upheld (Franchise Agreement Section IV.4.02.F.).

6) Develop new and improved existing methods, services, programs, operational systems and management techniques and products (Franchise Agreement Section VIII.8.03.).

7) Defend you at our expense against any third-party claim or lawsuit involving you use of the Airsopure trademarks as long as you have used the Airsopure trademarks as the franchise agreement requires (Franchise Agreement VII.7.05.and 7.06.).

8) Administer  the  Airsopure  Advertising  Fund  (Franchise Agreement   Section
X.10.03)

Advertising Program

Airsopure may at its discretion provide placement of advertising for the benefit of the entire Airsopure system. Most of the advertising will be placed on a national basis, typically by management of Airsopure or by Airsopure's public relations company. Airsopure anticipates that most of its advertising will be created by an outside advertising agency. You may develop advertising materials for your own use at your cost, but Airsopure must approve the advertising materials in advance in writing before use (Franchise Agreement Section X.10.01). Beginning 60 days after you have opened, you must begin contributing to the Marketing Fund (Franchise Agreement Section III.3.01.C.).




                                     28.1                                      9

Airsopure reserves the right to use the monthly fees collected for the Marketing Fund to place advertising in national media (including broadcast, print or other media). All amounts contributed to the Marketing Fund are used to promote the products sold by franchisees and are not used to sell additional franchises. Any amount remaining in the Marketing Fund at the end of a fiscal year may be spent in subsequent fiscal years. An accounting of the Marketing Fund expenditures is available to any franchisee upon request following the close of each fiscal year (Franchise Agreement Section X.10.03.A.). No Marketing Fund fees were collected during 1996.

In addition to your contributions to the Marketing Fund, you must also spend annually at least 3% of your gross sales on local advertising within your Designated Territory (Franchise Agreement Section X.10.04.)

We are not obligated by the Franchise Agreement or any other agreement to provide any other supervision, assistance or services in connection with the ongoing operation of the franchised business. Any duty or obligation imposed on us by the Franchise Agreement or otherwise may be performed by any of our designees, employees or agents, as we may direct.

You will be given an opportunity to review the Franchise Operations Manual before you sign the Franchise Agreement.

Training Programs

Within four weeks of your signing of the Franchise Agreement, you (or, if you are a corporation or partnership, a majority shareholder or general partner) must attend and complete to our reasonable satisfaction our initial training program. One other individual may attend the initial training program as well. You and your manager must also attend such additional continuing education and training programs as we may require. All training programs will be at such times and places as we designate. We will not charge you and one additional person for your initial training.

Airsopure will arrange and pay for transportation, lodging and training materials for your initial training. You and your manager must also attend such additional continuing education and training programs as we may require. All training programs will be at such times and places as we designate. We will not charge you for such training, but you or your employees will be responsible for all expenses incurred in connection with the training programs, including the costs of transportation, lodging, meals, wages and other incidental or living expenses (Franchise Agreement Section V.5.01.C. ).

The initial training program will last approximately five days, consisting of classroom training, and is conducted on an as-needed basis. The initial training program will be conducted at our headquarters in Dallas, Texas. The school is conducted by Dr. John Harris, Chief Operating Officer, who has been employed by Airtech for two years. Other Airsopure employees, including individuals directly responsible for product development and manufacturing, product marketing and customer service will give instruction in areas in which they specialize.

As of the date of this offering circular, the Initial Training required by Airsopure before opening your business consists of the following:

--------------------------------------------------------------------------------
Subject                   Time           Hours of Classroom          Location
                                              Training
--------------------------------------------------------------------------------
Company Overview          Monday               2 hours               Home Office
--------------------------------------------------------------------------------
Technology Today          Tuesday              6 hours               Home Office
--------------------------------------------------------------------------------
Pollution Problems        Tuesday              2 hours               Home Office
--------------------------------------------------------------------------------
The Market                Wednesday            1 hour                Home Office
--------------------------------------------------------------------------------
The Competition vs        Wednesday            2 hours               Home Office
Airsopure
--------------------------------------------------------------------------------
Field Applications        Wednesday            5 hours               Home Office
--------------------------------------------------------------------------------
Administration            Thursday             8 hours               Home Office
--------------------------------------------------------------------------------
Sales & Marketing         Friday               8 hours               Home Office
--------------------------------------------------------------------------------
Quick-Start               Sunday               6 hours               Home Office
--------------------------------------------------------------------------------
                                    28.1                                      10

                                    ITEM 12
                                    TERRITORY

You will not be granted an exclusive territory for the operation of your franchised business. Airsopure may establish other franchised or company owned outlets that may compete with your franchised business. Notwithstanding the above, Airsopure will designate up to five zip codes as your "Farm Area" (Franchise Agreement Section I.1.02) within which you will have the exclusive right to solicit customers by use of direct mail advertising. However, other Airsopure outlets are not precluded from servicing customers in the Farm Area or elsewhere in your Designated Territory, and likewise, you are not precluded from servicing customers elsewhere in your Designated Territory outside your Farm Area.
                                     ITEM 13
                                   TRADEMARKS

We grant you the right to operate your indoor air purification business under the name "Airsopure." By "trademark," we mean trademarks, trade names, service marks and logos used to identify your franchised business. Airsopure has filed an application for registration with the United States Patent and Trademark Office for "Airsopure"on March 4, 1997, serial number 75/252317.

You must follow our rules when you use Airsopure's marks. You cannot use our marks as part of your corporate legal name or with modifying words, designs or symbols except for those which we license to you. You may not use our mark in connection with the sale of an unauthorized product or in a manner not authorized in writing by us.

You must notify us immediately when you learn about an infringement of or challenge to your use of our mark, and you must cooperate with Airsopure in defending or settling any litigation (Franchise Agreement Section VII.7.04). We will take the action we deem necessary to preserve and protect the ownership and validity of the mark (Franchise Agreement Section VII.7.05). Airsopure will defend and indemnify you in legal proceedings involving the licensed mark filed by third parties alleging infringement provided that you have used Airsopure's mark as authorized by the Franchise Agreement (Franchise Agreement Section VII.7.06.). We reserve the right to substitute different marks for use in identifying the "Airsopure" system without liability to you (Franchise
 Agreement Section VII7.03.F.).

                                     ITEM 14
                 PATENTS, COPYRIGHTS AND PROPRIETARY INFORMATION

There are no patents or copyrights currently registered or which we have applied for which are material to the franchise, but you can use the proprietary information in our Operations Manual. Although we have not filed an application for a copyright registration for the Operating Manual, we claim a copyright, and the information is proprietary. Section VII of the Franchise Agreement describes the restrictions on your use of our Operating Manual and your obligation to maintain the contents of the Operating Manual in confidence. All new air purification products, including those under current testing will have patents filed with the U.S. Patent and Trademark Office.

 We have no obligation under the Franchise Agreement to defend the above described copyrights or to defend you in any litigation relating to these materials, and you have no obligation to report infringement of these to us. We will take such action as we deem appropriate, and we have the right to control all litigation involving these copyrights/patents. We know of no infringement relating to these materials which could materially affect you.

                                     ITEM 15
                        OBLIGATION TO PARTICIPATE IN THE
                   ACTUAL OPERATION OF THE FRANCHISE BUSINESS

Airsopure requires that you personally supervise and devote full time and best efforts to run the business (Franchise Agreement Section XVI.16.01)

The manager must sign a written agreement to maintain confidentiality of the proprietary information described in Item 14 and to comply with the covenants not to compete described in Item 17 (Franchise Agreement Section VIII.8.02.).



                                    28.1                                      11

If the franchisee is a corporation, the individual who owns controlling interest in the corporation must sign a personal guarantee (Exhibit H) of all of the corporations' obligations to Airsopure.

                                   ITEM 16
                  RESTRICTIONS ON WHAT THE FRANCHISEE MAY SELL

Airsopure requires you to offer and sell only those products that Airsopure has approved (see Items 8 and 9). You must offer all products that Airsopure designates as required for all franchisees. These required products currently include air purification equipment and air filters. (See Item 8) Airsopure has the right to add additional authorized products that you are required to offer. There are no limits on Airsopure's right to do so.

You are not  restricted  in the  customers  to whom  you may  provide  products.
However, you may only solicit customers by direct mail in your Designated Territory (see Item 12).

                                     ITEM 17
              RENEWAL, TERMINATION, TRANSFER AND DISPUTE RESOLUTION

This table lists certain important provisions of the franchise and related agreements. You should read the provisions in the agreements attached to this offering circular.

--------------------------------------------------------------------------------
Provision                     Section in Franchise   Summary
                                 Agreement
--------------------------------------------------------------------------------
a.Terms of the franchise       Section II.2.01       5 years
--------------------------------------------------------------------------------
b.Renewal or extension of      Section II.2.02       One renewal term of 5 years
  the term                                           subject to  contractual
                                                     requirements
--------------------------------------------------------------------------------
c.Requirements for you to      Section II.2.02       Notice, good standing,
  renew or extend              A.B.C.D.E.F.G.        training, upgrade,business,
                                                     sign release and new
                                                     agreement, pay fees
--------------------------------------------------------------------------------
d.Termination by you           None                  None
--------------------------------------------------------------------------------
e.Termination by Airsopure     None                  None
  without cause
--------------------------------------------------------------------------------
f.Termination by Airsopure     Section XIV.14.01     Can terminate only if you
  with cause                                         default
--------------------------------------------------------------------------------
g."Cause" defined--defaults    Section XIV.1402.     You have 30  days to  cure:
  which can be cured                                 failure to  make  payments,
                                                     submit  reports,  maintain
                                                     standard or follow
                                                     procedures; legal
                                                     violations; or any other
                                                     default not listed in
                                                     Section XIV.14.01.A.
--------------------------------------------------------------------------------
h."Cause" defined--defaults    Section               Includes insolvency;
  which cannot be cured        XIV.14.01.A.B.C       conviction of felony;
                               D.E.F.G.H.I.J         unauthorized transfer;
                                                     disclosure of confidential
                                                     information;   failure   to
                                                     complete training;falsified
                                                     records and reports;
                                                     repeated defaults  even if
                                                     cured; other
--------------------------------------------------------------------------------
I.Your obligations on          Section XV.           Includes complete
  termination/non-renewal                            deidentification; payment
                                                     of amounts due; return of
                                                     proprietary information;
                                                     cessation of operation;
                                                     assignment of a telephone
                                                     number; (also see r. below)
--------------------------------------------------------------------------------

                                    28.1                                      12

--------------------------------------------------------------------------------
j.Assignment of the contract   Section XII.12.01.A.  No restriction on our right
  by Airsopure                                       to assign
--------------------------------------------------------------------------------
k."Transfer" by you--          Section               Includes transfer of the
  definition                   XII.12.02.A.B.        contract or assets or
                                                     ownership change
--------------------------------------------------------------------------------
l.Our approval of transfer     Section XII.12.02.C.  We have the right to
  by you                                             approve all transfers but
                                                     will not unreasonably
                                                     withhold approval
--------------------------------------------------------------------------------
m.Conditions for our approval  Section               Includes payment of amounts
                               XII.12.02.C.1.2       due; no defaults;.release
                               .34.5.6               signed; new franchisee
                                                     qualifies and signs new
                                                     agreement;upgrade business;
                                                     training; transfer fees
                                                     (see also r. below)
--------------------------------------------------------------------------------
n.Our right of first refusal   Section XII.D.12.03   We can match any offer for
  to acquire your business                           your  business
--------------------------------------------------------------------------------
o.Our option to purchase       Section XV.15.01.H.   Upon expiration or
  your business                                      termination we have
                                                     the right to acquire
                                                     certain assets
--------------------------------------------------------------------------------
p.Your death or disability     Section XII.D.12.04.  Franchise may be
                                                     transferred to heirs or
                                                     to approved third party
                                                     within 6 months with
                                                     Airsopure Approval
--------------------------------------------------------------------------------
q.Non-competition covenants    Section XVI16.02.C.   No involvement in competing
  during the term of the                             business
  franchise
--------------------------------------------------------------------------------
r.Non-competition covenants    Section               No competing business for
                               XVI.16.02.A.B.C       two years within 25 miles
                               16.03 and 16.04       of Designated Territory or
                                                     any other Airsopure
                                                     franchise
--------------------------------------------------------------------------------
s.Modification of the          Section XIII.8.03     No modifications generally
  agreement                    and XVII 17.05        but Operations Manual and
                                                     products subject to change
--------------------------------------------------------------------------------
t.Integration/merger clause    Section XVIII.18.05   Only the terms of the
                                                     Franchise Agreement is
                                                     binding (subject to state
                                                     law).  Any other promises
                                                     may not be enforceable.
--------------------------------------------------------------------------------
u.Dispute resolution by        None                  None
  arbitration or mediation
--------------------------------------------------------------------------------
v.Choice of forum              Section XVIII.18.07   Litigation must be in Texas
--------------------------------------------------------------------------------
w.Choice of law                Section XVIII.18.08   Texas law applies
--------------------------------------------------------------------------------

     These states have statutes which may supersede the Franchise Agreement in your relationship with us including the areas of termination and renewal of your franchise: ARKANSAS [Stat. Section 70-807], CALIFORNIA [Bus. & Prof. Code Sections 20000-20043], CONNECTICUT [Gen. Stat. Section 42-133e et seq.], DELAWARE [Code, tit.], HAWAII [Rev. Stat. Section 482E-1], ILLINOIS [Rev. Stat. Chapter 121 1/2 par 1719-1720], INDIANA [Stat. Section 23-2-2.7], IOWA [Code Sections 523H.1-523H.17, MICHIGAN [Stat. Section 19.854 (27)], MINNESOTA [Stat.
Section 80C.14],  MISSISSIPPI  [Code Section 75-24-51,  MISSOURI [Stat.  Section



                                    28.1                                      13

407.400], NEBRASKA [Rev. Stat. Section 87-401], NEW JERSEY [Stat. Section 56:10-1], SOUTH DAKOTA [Codified Laws Section 37-5A-51], VIRGINIA [Code 13.1-557-574-13.1-564], WASHINGTON [Code Section 19.100.180], WISCONSIN (Stat.
Section 135.03]. These and other states may have court decisions which may supersede the Franchise Agreement in your relationship with us, including the areas of termination and renewal of your franchise.

                                     ITEM 18
                                 PUBLIC FIGURES
We do not use any public figure to promote our franchise.

                                     ITEM 19
                                 EARNINGS CLAIMS

Airsopure does not furnish or authorize its salespersons to furnish any oral or written information concerning the actual or potential sales, cost, income or profits anticipated from operation of an Airsopure franchise. Actual results will vary from unit to unit, and we cannot estimate the results of any particular franchise.

                                     ITEM 20
                                 LIST OF OUTLETS

                                   FRANCHISED
                              STORE STATUS SUMMARY
                            FOR YEARS 1996/1995/1994

--------------------------------------------------------------------------------
State  Transfers  Cancelled    Not    Reacquired  Left the  Total    Franchises
                     Or      Renewed      by       System  From Left  Operating
                 Terminated           Airsopure     Other   Columns    At year
                                                            (2)           End
--------------------------------------------------------------------------------
Totals   0/0/0      0/0/0     0/0/0      0/0/0     0/0/0     0/0/0       0/0/0
--------------------------------------------------------------------------------

(1)  Note: All numbers are as of December 31 for each year.

(2) The numbers in the "Total" column may exceed the number of stores affected because several events may have affected the same store. For example, the same store may have had multiple owners.

                         STATUS OF COMPANY OWNED STORES
                            FOR YEARS 1996/1995/1994

--------------------------------------------------------------------------------
State         Stores Closed      Stores Opened            Total Stores
               During Year        During Year               Operating
                                                           At Year End
--------------------------------------------------------------------------------
Texas             0/0/0              0/1/0                   1/1/0
--------------------------------------------------------------------------------
Totals            0/0/0              0/1/0                   1/1/0
--------------------------------------------------------------------------------

                               PROJECTED OPENINGS
                             AS OF DECEMBER 31, 1996

--------------------------------------------------------------------------------
State               Franchise           Projected Franchised   Projected Company
                    Agreements                  New            Owned Openings in
               Signed But Store Not      Stores In the next     Next Fiscal Year
                     Open (1)                Fiscal Year
--------------------------------------------------------------------------------
Arizona                 0                        2                      0
--------------------------------------------------------------------------------
California              0                        3                      0
--------------------------------------------------------------------------------
Colorado                0                        2                      0
--------------------------------------------------------------------------------
Florida                 0                        3                      0
--------------------------------------------------------------------------------
Georgia                 0                        2                      0
--------------------------------------------------------------------------------


                                    28.1                                      14

--------------------------------------------------------------------------------
Hawaii                  0                        0                      0
--------------------------------------------------------------------------------
Illinois                0                        2                      0
--------------------------------------------------------------------------------
Indiana                 0                        2                      0
--------------------------------------------------------------------------------
Kansas                  0                        1                      0
--------------------------------------------------------------------------------
Kentucky                0                        2                      0
--------------------------------------------------------------------------------
Louisiana               0                        2                      0
--------------------------------------------------------------------------------
Maryland                0                        1                      0
--------------------------------------------------------------------------------
Massachusetts           0                        1                      0
--------------------------------------------------------------------------------
Michigan                0                        1                      0
--------------------------------------------------------------------------------
Mississippi             0                        1                      0
--------------------------------------------------------------------------------
Missouri                0                        1                      0
--------------------------------------------------------------------------------
Montana                 0                        1                      0
--------------------------------------------------------------------------------
Nevada                  0                        1                      0
--------------------------------------------------------------------------------
New Jersey              0                        1                      0
--------------------------------------------------------------------------------
New York                0                        2                      0
--------------------------------------------------------------------------------
North Dakota            0                        1                      0
--------------------------------------------------------------------------------
Ohio                    0                        2                      0
--------------------------------------------------------------------------------
Oklahoma                0                        1                      0
--------------------------------------------------------------------------------
Oregon                  0                        1                      0
--------------------------------------------------------------------------------
Pennsylvania            0                        2                      0
--------------------------------------------------------------------------------
South Dakota            0                        1                      0
--------------------------------------------------------------------------------
Tennessee               0                        1                      0
--------------------------------------------------------------------------------
Texas                   0                        4                      0
--------------------------------------------------------------------------------
Utah                    0                        2                      0
--------------------------------------------------------------------------------
Virginia                0                        1                      0
--------------------------------------------------------------------------------
Washington              0                        2                      0
--------------------------------------------------------------------------------
West Virginia           0                        1                      0
--------------------------------------------------------------------------------
Wisconsin               0                        1                      0
--------------------------------------------------------------------------------
Wyoming                 0                        1                      0
--------------------------------------------------------------------------------
Totals                  0                        50                     0
--------------------------------------------------------------------------------

Note (1) As of December 31, 1996

The names and addresses and telephone numbers of the franchisees and their outlets are attached as Exhibit D.

The name and last known home addresses and telephone number of every franchisee who have had an outlet terminated, cancelled, not renewed or otherwise voluntarily or involuntarily ceased to do business under the Franchise Agreement during the most recently completed fiscal year or who has not communicated with Airsopure within 10 weeks of our application date are attached as Exhibit E.



                                    28.1                                      15

                                     ITEM 21
                              FINANCIAL STATEMENTS

Exhibit C  is  the  audited  financial  statements  for  Airtech   International
Corporation., as of (Insert date).

                                     ITEM 22
                                    CONTRACTS

The following contract documents are attached to this offering circular as exhibits:

Franchise Agreement                                          Exhibit F
Telephone Assignment Agreement                               Exhibit G
Nondisclosure Agreement                                      Exhibit H

                                     ITEM 23
                                     RECEIPT

THIS OFFERING CIRCULAR SUMMARIZES PROVISIONS OF THE FRANCHISE AGREEMENT AND OTHER INFORMATION IN PLAIN LANGUAGE. READ THIS OFFERING CIRCULAR AND ALL AGREEMENTS CAREFULLY.

IF AIRSOPURE OFFERS YOU A FRANCHISE, WE MUST PROVIDE THIS OFFERING CIRCULAR TO YOU BY THE EARLIEST OF:

      (1) THE FIRST PERSONAL MEETING TO DISCUSS OUR FRANCHISE; OR (2) TEN BUSINESS DAYS BEFORE SIGNING OF A BINDING AGREEMENT; OR (3) TEN BUSINESS DAYS BEFORE ANY PAYMENT TO US.

YOU MUST ALSO RECEIVE A FRANCHISE AGREEMENT CONTAINING ALL MATERIAL TERMS AT LEAST FIVE BUSINESS DAYS BEFORE YOU SIGN ANY FRANCHISE AGREEMENT.

IF WE DO NOT DELIVER THIS OFFERING CIRCULAR ON TIME OR IF IT CONTAINS A FALSE OR MISLEADING STATEMENT, OR A MATERIAL OMISSION, A VIOLATION OF FEDERAL AND STATE LAW MAY HAVE OCCURRED AND SHOULD BE REPORTED TO THE FEDERAL TRADE COMMISSION, WASHINGTON, D.C. 20580 AND ANY APPLICABLE STATE AGENCY.

I HAVE RECEIVED A UNIFORM FRANCHISE OFFERING CIRCULAR DATED APRIL 2, 1997. THIS OFFERING CIRCULAR INCLUDED THE FOLLOWING EXHIBITS:

Exhibit A List of State Administrators
Exhibit B List of Agents for Service of Process
Exhibit C Financial Statements
Exhibit D List of Current Franchisees
Exhibit E List of Franchisees Who Have Left the System Within the Past 12 Months Exhibit F Franchise Agreement
Exhibit G Telephone Assignment Agreement
Exhibit H Nondisclosure Agreement
Exhibit I Personal Guarantee
Exhibit J Lists of Registration States and Effective Dates
Exhibit K  State Amendments to Uniform Offering Circular


-------------------------------------------             ------------------------
Signature                                                              Date


-------------------------------------------             ------------------------
Print Name                                                             Date











                                    28.1                                      16

                               FRANCHISE AGREEMENT
                                       FOR
                                 AIRSOPURE INC.

                                    AIRSOPURE
                               FRANCHISE AGREEMENT


         THIS AGREEMENT is entered into on this ____ day of _______________, 19___, by and between AIRSOPURE, INC., a Texas corporation whose principal place of business is located at 15400 Knoll Trail, Suite 106, Dallas, Texas 75248
(hereinafter                          "AIRSOPURE"),                          and
_______________________________________________________________,  whose  address
is             _____________________________________________________(hereinafter
"FRANCHISEE").

                                    RECITALS

     A. AIRSOPURE and its affiliate design, manufacture and distribute indoor air cleaning systems under the name and mark "AIRSOPURE(TM)" (the "Products").

     B. AIRSOPURE has developed a system for the establishment, development and operation of sales centers ("AIRSOPURE Service Centers" or "Centers") for the sale and servicing of AIRSOPURE's exclusive line of Products using the service mark "AIRSOPURE" and other trademarks, service marks, logos and identifying features designated from time to time by AIRSOPURE (the "Licensed Marks") and using AIRSOPURE's distinctive methods for establishing and operating AIRSOPURE Service Centers.

     C. FRANCHISEE desires to establish an AIRSOPURE Service Center to be located in the following geographic area:_______________________________________
(the "Designated Territory"), and AIRSOPURE desires to grant FRANCHISEE the right to operate an AIRSOPURE Service Center at such location under the terms and conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the mutual rights, covenants and obligations set forth herein, the parties agree as follows:

                              I. GRANT OF FRANCHISE

     1.01. AIRSOPURE grants to FRANCHISEE, and FRANCHISEE accepts from AIRSOPURE, the right and license to operate an AIRSOPURE Service Center for the sale or lease of AIRSOPURE's exclusive line of Products (the "Franchise" or "Franchised Business") at a location in the Designated Territory to be approved in writing by AIRSOPURE and listed in attached Exhibit A (the "Authorized Location"), to purchase Products from AIRSOPURE or its affiliates for resale at the Authorized Location to customers in the Designated Territory, and to use the Licensed Marks only in connection with the operation of the Franchised Business in accordance with the terms and conditions of this Agreement. AIRSOPURE grants the Franchise to FRANCHISEE hereunder in reliance upon FRANCHISEE's agreement to at all times operate and manage the Franchised Business faithfully, honestly and diligently in strict conformance with AIRSOPURE's operating procedures and specifications, as set forth herein and as otherwise from time to time communicated to FRANCHISEE, using FRANCHISEE's best efforts to promote and enhance the performance and operation of the Franchised Business.

     1.02. AIRSOPURE hereby grants to FRANCHISEE the exclusive right to solicit customers for the Products by direct mail advertising in the Designated Territory described above. Other AIRSOPURE franchisees will not be permitted to solicit customers for Products by use of direct mail advertising in the Designated Territory. However, other franchisees will not be restricted from other forms of advertising within the Designated Territory, including without limitation advertising by television, radio or by newspapers whose coverage areas include the Designated Territory. Other franchisees will not be prohibited from providing sales and service to customers located in the Designated Territory. Likewise, FRANCHISEE may not solicit customers for Products by direct mail advertising outside the Designated Territory, but FRANCHISEE shall not be prohibited from providing sales and service to customers located outside the Designated Territory. FRANCHISEE has not been granted an exclusive trade area by this Agreement.





                                    28.1                                      17

                              II. TERM AND RENEWAL

     2.01. The term of this Agreement shall be for five (5) years commencing on the date of execution of this Agreement by AIRSOPURE.

     2.02. At the expiration of the term or any renewal term hereof, FRANCHISEE may, at its option, renew the Franchise granted hereunder for addition terms of five (5) years each on the following terms and conditions:

     A. FRANCHISEE shall give AIRSOPURE notice in writing of its election to renew this Agreement at least three (3) months prior to the expiration of the then-current term.

     B. FRANCHISEE shall not be in default of any provision of this Agreement or amendment hereto, including without limitation all payment obligations to AIRSOPURE and its affiliates.

     C. As a condition of renewal of the Franchise, FRANCHISEE agrees to execute AIRSOPURE's then-current form of Franchise Agreement and to comply fully with all terms and conditions thereof, and to pay AIRSOPURE the then-current renewal fee, which is presently $1,500.00. FRANCHISEE understands that AIRSOPURE may revise its Franchise Agreement for any renewal term, at AIRSOPURE's sole discretion, including without limitation to increase the royalty fees or other fees payable by FRANCHISEE or to require other obligations of franchisees.

     D. FRANCHISEE shall meet AIRSOPURE's then-current qualifications and training requirements.

     E. FRANCHISEE shall execute a general release in a form prescribed by AIRSOPURE releasing AIRSOPURE and its affiliates, directors, officers, employees and agents from all known and unknown claims and liabilities to the extent permitted by state and federal law.

     F. FRANCHISEE may be required, at AIRSOPURE's sole discretion, to upgrade or remodel its authorized location for FRANCHISEE's AIRSOPURE Service Center to conform to AIRSOPURE's then-current specifications and standards as specified in AIRSOPURE's Operating Manual of otherwise in writing.

                                    III. FEES

     3.01. In consideration of the Franchise rights and license granted herein, FRANCHISEE agrees to pay to AIRSOPURE the following fees:

     A. FRANCHISEE shall pay to AIRSOPURE an initial franchise fee of Fifteen Thousand Dollars ($15,000.00) upon execution of this Agreement. FRANCHISEE agrees that the initial franchise fee represents payment for the initial grant of the Franchise rights and license granted herein, shall be fully earned upon execution of this Agreement, and the said fee will not be refunded under any circumstances unless otherwise specifically set forth herein.

     B. FRANCHISEE shall pay to AIRSOPURE a continuing non-refundable royalty fee on a monthly basis of ______ percent (___%) of FRANCHISEE's total monthly gross sales, as defined below.

     C. FRANCHISEE shall pay to AIRSOPURE a continuing non-refundable advertising fee of two percent (2%) of FRANCHISEE's total monthly gross sales, as defined below. Such advertising fee shall be contributed to AIRSOPURE's marketing fund, which is described in Section X hereof.

     D. "Gross sales" as used in this Section 3.01 shall mean the amount of gross revenues received by FRANCHISEE from all sources, including without limitation sales of Products, services or other merchandise of every kind or nature from, at or in connection with the operation of the AIRSOPURE Service Center Franchise granted herein, excluding state, federal or local sales taxes collected from customers and paid to the appropriate taxing authority.

     E. Fees payable under Paragraphs 3.01.B and 3.01.C above shall be due and payable monthly by the seventh day of each month, based on FRANCHISEE's gross sales of the previous month. Delinquent fees shall bear interest at a rate of the lower of: (i) one and one-half percent (1.5%) per month, or (ii) the maximum rate permitted by applicable law.






                                     28.1                                     18

                             IV. DUTIES OF AIRSOPURE

     4.01. Prior to the opening of the Franchise, AIRSOPURE shall:

     A. Following receipt in writing from FRANCHISEE of a request for approval of a location as the Authorized Location for the Franchised Business, AIRSOPURE will promptly evaluate such location and notify FRANCHISEE in writing of its approval or rejection of such location.

     B. Provide FRANCHISEE with AIRSOPURE's specifications and requirements or other assistance deemed necessary by AIRSOPURE to assist FRANCHISEE in opening the Franchised Business.

     C. Provide an initial training program for two persons to be designated by FRANCHISEE as described in AIRSOPURE's Operations Manual.

     D. Provide one copy, on loan to FRANCHISEE, of AIRSOPURE's Operations Manual as described in Section VIII hereof for use solely in connection with operation of the AIRSOPURE Service Center Franchise granted hereunder.

     E. Sell to FRANCHISEE an opening order of Products for resale or lease at the Franchised Business as described in Paragraph 6.01 below.

     4.02. Following the opening of the Franchise, AIRSOPURE shall:

     A. Provide daily consultation by telephone as reasonably requested by FRANCHISEE during the first two weeks of operation of the AIRSOPURE Service Center Franchise.

     B. Provide continuing general advisory assistance as deemed necessary by AIRSOPURE regarding the operation and advertising of the Franchised Business.

     C. Provide updates, revisions and amendments to the AIRSOPURE Operating Manual and system as AIRSOPURE may from time to time deem necessary or desirable.

     D. Fill FRANCHISEE's orders for Products for resale at the Franchised Business in accordance with Section VI below.

     E. Provide training programs or seminars as AIRSOPURE may, from time to time in its sole discretion, deem appropriate. AIRSOPURE's training programs for franchisees is described in AIRSOPURE's Operations Manual, and is subject to change at any time in AIRSOPURE's sole discretion.

     F. AIRSOPURE may, from time to time at its sole discretion, provide test customers or store visits by AIRSOPURE representatives to evaluate FRANCHISEE's methods of operation and compliance with AIRSOPURE's standards and specifications.


                             V. DUTIES OF FRANCHISEE

     5.01. FRANCHISEE shall:

     A. Attend (or if FRANCHISEE is a corporation, its majority shareholder will attend) and successfully complete to AIRSOPURE's reasonable satisfaction AIRSOPURE's initial training program within four weeks following execution of this Agreement.

     B. Obtain all federal, state and local business licenses, permits, certifications and bonds required for lawful operation of the Franchised Business and certify in writing to AIRSOPURE prior to opening that all such requirements have been obtained.

     C. Attend (or FRANCHISEE's manager attend) and complete to AIRSOPURE's reasonable satisfaction such continuing training or educational programs as AIRSOPURE may from time to time require in writing. AIRSOPURE will not charge FRANCHISEE for the training programs, but FRANCHISEE shall be responsible for the costs of meals, lodging, travel and all other expenses incurred by FRANCHISEE or its employees in attending such programs.

     D. Actively promote AIRSOPURE's Products and services and exert his best efforts to fully develop and maximize the market for AIRSOPURE's Products and services. in the Designated Territory.


                                    28.1                                      19

     E. Devote his full time (or if FRANCHISEE is a corporation, the majority owner will do so) to the management and operation of the Franchised Business.

     F. Purchase and maintain and adequate supply for use in connection with the operation of the Franchise Business various copyrighted materials and forms which are the proprietary property of AIRSOPURE and which are an integral part of AIRSOPURE's system franchised hereunder. Other supplies and equipment necessary for operation of the Franchised Business may be purchased from third party suppliers who meet AIRSOPURE's standards and specifications and have been approved in writing by AIRSOPURE in accordance with the procedures set forth in AIRSOPURE's Operating Manual, which may be amended from time to time by AIRSOPURE at its sole discretion.

     G. Purchase Products from AIRSOPURE for resale to customers in the Designated Territory in accordance with Section VI below.

     H. Comply with all federal, state and local health and safety laws, rules and standards applicable to operation of the Franchised Business. FRANCHISEE will forward copies of all notices of non-compliance by the Franchised Business with any law, rule, regulation or ordinance to AIRSOPURE within three days from receipt thereof accompanied by a summary of action FRANCHISEE will take to comply.

     I. Maintain adequate working capital to operate the Franchised Business in accordance with the AIRSOPURE Operations Manual, as such may be amended by AIRSOPURE from time to time.

     J. Operate the Franchised Business in strict conformance with AIRSOPURE's policies, procedures, standards and specifications as may be prescribed by AIRSOPURE from time to time in the Operations Manual or otherwise in writing, including without limitation all changes specified by AIRSOPURE to its system or Products.

     K. Operate the Franchised Business at all times in a highly ethical manner, and shall not engage in deceptive, misleading or unethical practices, or any other activity which would have a negative effect on the name, reputation or goodwill of AIRSOPURE, its Products, the Licensed Marks or other AIRSOPURE franchisees.

     L. Display AIRSOPURE's Licensed Marks or logos on all marketing materials and at FRANCHISEE's AIRSOPURE Service Center, if such is open to the public. AIRSOPURE reserves the right to alter or change its Licensed Marks, logos or trade dress at any time, and FRANCHISEE agrees to use such Licensed Marks, logos or trade dress as specified from time to time by AIRSOPURE promptly upon receipt of notice in writing from AIRSOPURE.

     M. Maintain and supply to third parties upon request information to be supplied by AIRSOPURE regarding the availability of franchises.

     N. Provide AIRSOPURE and its representatives with unlimited access to FRANCHISEE'S offices or its AIRSOPURE Service Center, including FRANCHISEE's books and records of the Franchised Business, during normal business hours for purposes of conducting inspections to fully examine and evaluate FRANCHISEE's methods of doing business, including interviews with FRANCHISEE's employees and customers. FRANCHISEE acknowledges and agrees that such inspections and evaluations are necessary for AIRSOPURE to insure the maintenance of its quality standards, and FRANCHISEE agrees to fully cooperate with any reasonable request by AIRSOPURE in connection with such inspections and evaluations.

     O. Diligently and immediately take such steps as are deemed reasonably necessary by AIRSOPURE to correct any deficiencies detected by AIRSOPURE in FRANCHISEE's adherence to AIRSOPURE's operating policies, procedures, standards and specifications.

     R. In the event FRANCHISEE is a corporation, comply with the following:

     1.  FRANCHISEE  will  provide  in  its  Articles  of   Incorporation   that
FRANCHISEE's sole corporate purpose is operation of the Franchised Business.







                                     28.1                                     20

     2. Every certificate for shares of stock in the corporation will include the following legend printed thereon:

         THE TRANSFER, PLEDGE OR ASSIGNMENT OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND RESTRICTIONS CONTAINED IN A FRANCHISE AGREEMENT BETWEEN THE HOLDER OF THESE SHARES AND AIRSOPURE, INC.

     3. FRANCHISEE agrees to comply with the restrictions on transfer of ownership of the corporation set forth in Section 12.02 below.

     4. FRANCHISEE will provide AIRSOPURE, prior to the opening of the Franchised Business, with copies of FRANCHISEE's Articles of Incorporation, Bylaws and other governing documents, including all amendments thereto, and a copy of the resolutions by FRANCHISEE's Board of Directors authorizing execution of this Agreement, certified by the Secretary of the corporation.

     5. FRANCHISEE will provide AIRSOPURE with a current list of shareholders and will update such list from time to time as the list changes.

     6. Each shareholder of the corporation will execute a personal guarantee of FRANCHISEE's performance under this Agreement and all amounts owed by FRANCHISEE to AIRSOPURE in the form of attached Exhibit B.

     S. The parties recognize the importance of fully developing the market for Products in the Designated Territory, and a substantial part of the consideration for and inducement to AIRSOPURE to enter into this Agreement is FRANCHISEE's agreement to devote his best efforts to market, sell and support Products to customers located in the Designated Territory. FRANCHISEE agrees to concentrate his marketing efforts to customers located in the Territory, and FRANCHISEE agrees not to advertise the Products using media or publications whose primary coverage area is outside the Designated Territory.

     T. If initially permitted to operate the Franchised Business out of his home, FRANCHISEE shall relocate the Franchised Business to a commercial location at any time if requested to do so by AIRSOPURE. In such event, FRANCHISEE will have thirty days from receipt of notice from AIRSOPURE to locate a satisfactory location for the Franchised Business and to secure a lease, and ninety days to begin operating the Franchised Business from such commercial location. Any commercial location for the Franchised Business must be approved in writing in advance by AIRSOPURE. AIRSOPURE also reserves the right to set reasonable specifications and standards for any commercial location for the Franchised Business.
                        VI. PURCHASE AND SALE OF PRODUCTS

     6.01. Franchisee will purchase from AIRSOPURE and AIRSOPURE will sell to FRANCHISEE for resale or lease at the Franchised Business to customers in the Designated Territory an opening order of Products having an aggregate cost to FRANCHISEE of at least $______________. Such purchase must be consummated in its entirety within thirty days following the date of this Agreement unless AIRSOPURE agrees in writing to extend such time period.

     6.02. After the opening order contemplated by the preceding Paragraph, FRANCHISEE will from time to time place orders for Products with AIRSOPURE on the following basis:

     A. All orders for Products shall be accompanied by payment, unless at AIRSOPURE's sole discretion, other payment terms are permitted.

     B. All orders will be shipped freight collect unless freight is paid in advance by FRANCHISEE.

     C. FRANCHISEE will pay the prices then prevailing at the time AIRSOPURE receives each order. Such prices are subject to change at any time by AIRSOPURE.

     D. All merchandise will be shipped to FRANCHISEE at the Authorized Location for resale or lease to customers in the Designated Territory. FRANCHISEE will sell Products only to end-user customers and not for resale. FRANCHISEE will not sell or lease Products at any location other than the Authorized Location, engage in mail order sales of Products or supply Products to others for resale or lease at any other location.




                                    28.1                                      21

     E. All orders for Products are subject to availability. In the event any Product is in short supply, AIRSOPURE shall have the right to allocate such Product on an equitable basis.

     F. FRANCHISEE will not modify the Products, and FRANCHISEE will not offer or carry any products or services other than AIRSOPURE'S Products and services specified by AIRSOPURE.

     G. Notwithstanding nationally advertised prices by AIRSOPURE, FRANCHISEE may resell Products purchased under this Agreement at prices set by FRANCHISEE. However, AIRSOPURE retains the right, to the extent permitted by law, to refuse to fill FRANCHISEE's orders for Products if FRANCHISEE fails to honor AIRSOPURE's suggested prices for Products.

                               VII. LICENSED MARKS

     7.01. AIRSOPURE represents with respect to the Licensed Marks that:

     A. AIRSOPURE is the owner of all right, title and interest in and to the Licensed Marks or has the right and license to use and grant a license to FRANCHISEE to use the said Licensed Marks. B. AIRSOPURE will take all steps reasonably necessary to preserve and protect the ownership and validity in and to the Licensed Marks.

     7.02. With respect to FRANCHISEE's licensed use of the Licensed Marks pursuant to this Agreement, FRANCHISEE agrees that:

     A. FRANCHISEE shall use only the Licensed Marks designated by AIRSOPURE and shall use them only in the manner authorized and permitted by AIRSOPURE.

     B. FRANCHISEE shall use the Licensed Marks only for the operation of the Franchised Business at the Authorized Location.

     C. During the term of this Agreement, FRANCHISEE shall identify itself as the owner of the Franchised Business in conjunction with any use of the Licensed Marks, including, but not limited to, on invoices, order forms, receipts, business cards, contracts and at such conspicuous locations on the Franchised Business premises as AIRSOPURE may specify. The identification shall be in a form which specifies FRANCHISEE's name, followed by the term "Franchised Owner" or such other identification as shall be approved by AIRSOPURE.

     D. FRANCHISEE shall not use the Licensed Marks to incur any obligation or indebtedness on behalf of AIRSOPURE, and FRANCHISEE shall not represent that it is owned, operated by or affiliated with AIRSOPURE other than as a franchisee.

     E. FRANCHISEE shall not use the Licensed Marks as part of its corporate or other legal name, without the prior written consent of AIRSOPURE.

     F. FRANCHISEE shall file an assumed name registration, and shall execute any documents deemed necessary by AIRSOPURE to obtain protection for the Licensed Marks or to maintain their continued validity and enforceability.

     7.03. FRANCHISEE expressly understands and acknowledges that:

     A. As between the parties hereto, AIRSOPURE is the owner of all right, title and interest in and to the Licensed Marks and the goodwill associated with and symbolized by them.

     B. FRANCHISEE shall not directly or indirectly contest the validity of the ownership of the Licensed Marks.

     C. FRANCHISEE's use of the Licensed Marks pursuant to this Agreement does not give FRANCHISEE any ownership interest or other interest in or to the Licensed Marks.

     D. Any and all goodwill arising from FRANCHISEE's use of the Licensed Marks in the Franchised Business under AIRSOPURE's system shall inure solely and exclusively to the benefit of AIRSOPURE, and upon expiration or termination of this Agreement and the Franchise herein granted, no monetary amount shall be assigned as attributable to any goodwill associated with FRANCHISEE's use of the Licensed Marks.




                                    28.1                                      22

     E. The right and license to use the Licensed Marks granted hereunder to FRANCHISEE is nonexclusive, and AIRSOPURE may use and grant franchises to others to use the Licensed Marks in any manner except as expressly provided otherwise herein.

     F. AIRSOPURE reserves the right to substitute different Licensed Marks for use in identifying the System and the businesses operating thereunder, and FRANCHISEE agrees to comply with AIRSOPURE's requirements relating thereto.

     7.04. FRANCHISEE shall promptly notify AIRSOPURE of any unauthorized use of the Licensed Marks or marks confusingly similar thereto, any challenge to the validity of the Licensed Marks, or any challenge to AIRSOPURE's ownership of, or FRANCHISEE's right to use, the Licensed Marks. FRANCHISEE acknowledges that AIRSOPURE has the sole right to direct and control any administrative proceeding or litigation involving the Licensed Marks, including any settlement thereof. AIRSOPURE has the right, but not the obligation, to take action against uses by others that may constitute infringement of the Licensed Marks.

     7.05. Provided FRANCHISEE has used the Licensed Marks in accordance with this Franchise Agreement and AIRSOPURE's Operations Manual, AIRSOPURE will defend FRANCHISEE at AIRSOPURE's expense against any third party claim, suit or demand involving the Licensed Marks and arising out of FRANCHISEE's use thereof. In the event that FRANCHISEE has not used the Licensed Marks in accordance with this Agreement, AIRSOPURE shall defend FRANCHISEE, at FRANCHISEE's expense, against such third party claims, suits or demands.

     7.06. In the event of any litigation or administrative proceeding relating to the Licensed Marks, FRANCHISEE shall execute any and all documents and do all acts as may, in the opinion of AIRSOPURE, be necessary to carry out such defense or prosecution, including, but not limited to, becoming a nominal party to any legal action. Except to the extent that such litigation is the result of FRANCHISEE's use of the Proprietary Marks in a manner inconsistent with the terms of this Agreement, AIRSOPURE agrees to reimburse FRANCHISEE for its out-of-pocket costs in performing such acts, except that FRANCHISEE shall bear the salary costs of its employees, and AIRSOPURE shall bear the cost of any judgment or settlement.

                             VIII. OPERATIONS MANUAL

     8.01. AIRSOPURE shall provide FRANCHISEE with one copy of AIRSOPURE's Operations Manual covering the proper operating and marketing techniques and the standards and specifications for operation of the Franchised Business. FRANCHISEE agree to fully comply with the Operations Manual in its entirety as an essential aspect of its obligations under this Agreement. Failure to so comply shall be treated a breach of this Agreement.

     8.02. FRANCHISEE shall at all times treat the Operations Manual, all supplements and revisions thereto, any other operations manual, brochure or memorandum created for or approved for use in the operation of the Franchised Business and the information contained therein as the confidential and proprietary information of AIRSOPURE, and shall use all reasonable efforts to maintain the confidentiality of such information. FRANCHISEE shall not at any time, without AIRSOPURE's prior written consent, copy, duplicate, record, or otherwise reproduce the foregoing materials, in whole or in part, nor otherwise make the same available to any unauthorized person. FRANCHISEE may disclose such information and materials only to such of FRANCHISEE's employees or agents, or others who must have access to it in connection with their employment or the performance of this Agreement, in which event FRANCHISEE shall obtain the agreement of such persons and entities to maintain the confidentiality thereof. The Operations Manual shall remain at all times the sole property of AIRSOPURE.

     8.03. AIRSOPURE may from time to time revise the contents of the Operations Manual, and FRANCHISEE expressly agrees to comply with each new or changed standard, specification or procedure set forth therein. FRANCHISEE shall at all times ensure that FRANCHISEE's copy of the Operations Manual is kept current and up to date. In the event of any dispute as to the content of the Operations Manual, the terms of the master copy of the Operations Manual maintained by AIRSOPURE at AIRSOPURE's home office shall be controlling.






                                    28.1                                      23

                           IX. ACCOUNTING AND RECORDS

     9.01. During the term of this Agreement, FRANCHISEE shall maintain and preserve, for at least five years from the date of their preparation, full, complete, and accurate, books, records and accounts in the form and manner prescribed by AIRSOPURE from time to time in the Operations Manual or otherwise in writing.

     9.02. FRANCHISEE shall, at FRANCHISEE's expense, submit to AIRSOPURE, by the tenth day of each month, a monthly statement on forms prescribed by AIRSOPURE accurately reflecting gross sales of the Franchised Business for the preceding calendar month. Each statement shall accompany FRANCHISEE'S monthly royalty and advertising fee payments and shall be signed by FRANCHISEE attesting that it is true and correct.

     9.03. FRANCHISEE shall, at FRANCHISEE's expense, submit to AIRSOPURE an annual financial statement for the Franchised Business, which includes an income statement prepared in accordance with generally accepted accounting principals, within ninety days of the end of each fiscal year during the term hereof. Each statement shall be signed by FRANCHISEE attesting that it is true and correct.

     9.04. FRANCHISEE shall submit to AIRSOPURE for review and auditing such other forms, reports, records, information and data, as AIRSOPURE may reasonably request in writing.

     9.05. AIRSOPURE or its designated agents shall have the right at all reasonable times to examine and copy, at its expense, all books, records, receipts and tax returns of FRANCHISEE related to the Franchised Business and, at its option, to have an independent audit made. If an inspection or audit should reveal that payments have been understated in any report to AIRSOPURE, then FRANCHISEE shall immediately pay to AIRSOPURE the amount understated upon demand, in addition to interest from the date such amount was due until paid, at the prime rate being charged by Chase Manhattan Bank, NA on the date the payment was due plus two percent, or the maximum rate permitted by law, whichever is less. If an inspection discloses an underpayment to AIRSOPURE of two percent or more of the total amount that should have been paid to AIRSOPURE, FRANCHISEE shall, in addition to repayment of such understated amount with interest, reimburse AIRSOPURE for any and all costs and expenses incurred in connection with the inspection or audit (including, without limitation, reasonable accounting and attorneys' fees). The foregoing remedies shall be in addition to any other remedies AIRSOPURE may have, including without limitation, the remedies for default.

                          X. MARKETING AND ADVERTISING

     10.01. FRANCHISEE shall submit to AIRSOPURE for review prior to use samples of all advertising and promotional materials that have not been previously approved by AIRSOPURE. AIRSOPURE shall notify FRANCHISEE of its approval or disapproval within fifteen days from the date of receipt by AIRSOPURE of such materials. Failure by FRANCHISEE to obtain the prior approval in writing of AIRSOPURE for all advertising and promotional materials shall be a violation of this Agreement.

     10.02. AIRSOPURE has established a marketing fund (the "Fund") to build recognition of the Products and the Licensed Marks and to promote AIRSOPURE's Products and the Franchised Business. FRANCHISEE shall participate in the Fund, in addition to its obligation to conduct local advertising of the Franchised Business, on the basis described in Paragraph 3.01.C above.

     10.03. AIRSOPURE will administer the Fund as follows:

     A. The Fund shall be maintained in a separate bank account. Upon request by FRANCHISEE, AIRSOPURE will provide an annual accounting of amounts spent from the Fund, including a reasonable allocation to cover AIRSOPURE's overhead expenses for administration and management of the Fund.

     B. AIRSOPURE may allocate amounts held in the Fund at its discretion as AIRSOPURE deems appropriate. FRANCHISEE is not guaranteed that any particular amount or percentage of the Fund will be spent in FRANCHISEE's local market.

     C. AIRSOPURE shall have the right to terminate the Fund at any time. However, the Fund will not be terminated until all moneys in the Fund have been expended for the purposes stated in Paragraph 10.02 above.



                                    28.1                                      24

     D. AIRSOPURE may from time to time amend its policies or establish new policies and procedures for administration of the Fund.

     10.04. In addition to its monthly contribution to the Fund, FRANCHISEE shall spend an amount equal to at least three percent (3%) of FRANCHISEE's total monthly gross sales (as defined in Paragraph 3.01.E above) on local advertising in the Designated Territory. FRANCHISEE shall submit to AIRSOPURE a monthly report to accompany FRANCHISEE's advertising fee and royalty fee payments accounting for and evidencing FRANCHISEE's local advertising expenditures. FRANCHISEE's local advertising shall comply with the procedures specified in Paragraph 10.01 above.

                                  XI. INSURANCE

     11.01. FRANCHISEE shall procure and maintain in full force and effect during the term of this Agreement, at FRANCHISEE's expense, insurance policies written by an insurance company satisfactory to AIRSOPURE in accordance with standards and specifications set forth in the Operations Manual or otherwise by AIRSOPURE in writing. Such policies shall name AIRSOPURE as an additional insured and shall include, at a minimum:

     A. Comprehensive general liability insurance in the amount of One Million Dollars ($1,000,000.00).

     B. Comprehensive automobile liability insurance, including collision, comprehensive, medical and liability to satisfy state law requirements.

     C. Additional coverages and higher policy limits may be required from time to time by AIRSOPURE.

     11.02. At least seven days prior to the opening of the Franchised Business and on each policy renewal date thereafter, FRANCHISEE shall submit to AIRSOPURE copies of all policies and policy amendments. The evidence of insurance shall include a statement by the insurer that the policy or policies will not be canceled or materially altered without at least thirty (30) days' prior written notice to AIRSOPURE.

     11.03. FRANCHISEE's obligation to obtain and maintain the foregoing policy or policies in the amounts specified shall not be limited in any way by reason of any insurance which may be maintained by AIRSOPURE, nor shall FRANCHISEE's performance of that obligation relieve FRANCHISEE of liability under the indemnity provisions set forth in Section XVII of this Agreement.

     11.04. Should FRANCHISEE, for any reason, fail to procure or maintain the insurance required by this Agreement, AIRSOPURE shall have the right and authority (without, however, any obligation to do so) immediately to procure such insurance and to charge same to FRANCHISEE, which charges, together with a reasonable fee for AIRSOPURE's expenses in so acting, shall be payable by FRANCHISEE immediately upon notice.

                            XII. TRANSFER OF INTEREST

     12.01. Transfer by AIRSOPURE

     A. AIRSOPURE shall have the right to transfer or assign all or any part of its rights or obligations in this Agreement to any person or legal entity. AIRSOPURE may sell or assign any of its assets, including without limitation the Licensed Marks, the system or Products, to any person or legal entity without liability or obligation to FRANCHISEE.

     B. Nothing in this Agreement or otherwise shall obligate AIRSOPURE to remain in the indoor air purification business in the event AIRSOPURE should exercise its right to assign this Agreement or its assets which are the subject of this Agreement to a third party.

     12.02. Transfer by FRANCHISEE

     A. FRANCHISEE agrees that the rights and duties set forth in this Agreement are personal to FRANCHISEE, and that AIRSOPURE has entered into this Agreement and granted the Franchise rights and license hereunder in reliance on the business skill, financial capacity, and character of FRANCHISEE. Accordingly, FRANCHISEE shall not sell, assign, transfer, convey, give away, mortgage or otherwise encumber any direct or indirect interest in FRANCHISEE or the Franchised Business without the prior written consent of AIRSOPURE.


                                    28.1                                      25

     B. Any purported assignment or transfer, by operation of law or otherwise, not having the prior written consent of AIRSOPURE shall be null and void and shall constitute a material breach of this Agreement.

     C. AIRSOPURE shall not unreasonably withhold its consent to a transfer of any interest in FRANCHISEE or in this Agreement if the following conditions have been met:

     1. All of FRANCHISEE's accrued monetary and other obligations to AIRSOPURE and its subsidiaries, affiliates and suppliers shall have been satisfied;

     2. FRANCHISEE shall not be in default of any provisions of this Agreement or any other agreement between FRANCHISEE and AIRSOPURE or its affiliates or suppliers;

     3. FRANCHISEE shall have executed a general release, in a form satisfactory to AIRSOPURE, of any and all claims against AIRSOPURE and its officers, directors, shareholders and employees.

     4. FRANCHISEE shall remain liable for all obligations to AIRSOPURE in connection with the Franchised Business prior to the effective date of the transfer;

     5. The transferee shall enter into a written assignment in a form satisfactory to AIRSOPURE assuming and agreeing to discharge all of FRANCHISEE's obligations under this Agreement;

     6. The transferee shall demonstrate to AIRSOPURE's satisfaction that the transferee meets AIRSOPURE's then-existing requirements and qualifications for the granting of an AIRSOPURE Franchise;

     7. The transferee shall execute for a term ending on the expiration date of this Agreement the standard form franchise agreement then being offered to new franchisees and such other ancillary agreements and documents as AIRSOPURE may then require for the Franchised Business, which may include changes in required fee payments or other terms;

     8. The transferee shall agree to upgrade the Franchised Business to conform to the then-current standards and specifications for AIRSOPURE franchises;

     9. Transferee and its employees shall complete such training programs as AIRSOPURE may reasonably require, at the transferee's expense;

     10. FRANCHISEE shall pay AIRSOPURE a transfer fee of One Thousand Five Hundred Dollars ($1,500.00) to cover AIRSOPURE's administrative expenses in connection with the transfer.

     12.03. Right of First Refusal.

     In the event FRANCHISEE desires to sell the AIRSOPURE Service Center and Franchise rights and license granted herein, or any part of his stock interest in a corporation that has been granted such rights, and receives a bona fide acceptable offer in writing, FRANCHISEE agrees to notify AIRSOPURE in writing of the terms and conditions of such offer. AIRSOPURE shall have the option, within thirty (30) days after receipt of such written notice, to notify FRANCHISEE that AIRSOPURE elects to purchase the rights and license granted herein or stock ownership on the same terms and conditions as the bona fide written offer. FRANCHISEE agrees to sell to AIRSOPURE on the same terms and conditions as the bona fide offer and to comply with all applicable laws relating to bulk transfers of assets. If AIRSOPURE fails to notify FRANCHISEE of its election to exercise its right of first refusal granted herein within the thirty day period, then FRANCHISEE may sell the franchise rights and license or the stock for the amount of the bona fide offer, subject to AIRSOPURE's rights under Section 12.02 above. Any material change in the terms or conditions of any offer prior to closing shall constitute a new offer subject to AIRSOPURE's right of first refusal described herein. If FRANCHISEE fails to consummate the transaction within sixty (60) days from the earlier of: (a) receipt of notice from AIRSOPURE that it elects not to exercise its right of first refusal, or (b) expiration of the thirty day period referred to herein, then FRANCHISEE must resubmit the proposed transaction to AIRSOPURE, and AIRSOPURE shall have a new thirty day review period and right of first refusal.



                                    28.1                                      26

     12.04. Transfer Upon Death or Mental Incapacity

     Upon the death or mental incapacity of FRANCHISEE or a person owning all or controlling interest in FRANCHISEE, AIRSOPURE shall consent to the transfer of such interest to the spouse or heirs of the FRANCHISEE provided, in AIRSOPURE's sole determination, such person(s) meet AIRSOPURE's then-existing requirements and qualifications for the granting of an AIRSOPURE Franchise. If the said transfer shall not be approved by AIRSOPURE, the executor, administrator or personal representative of FRANCHISEE shall transfer FRANCHISEE's interest to a third party approved by AIRSOPURE within six months after FRANCHISEE's death or the determination of his mental incapacity. If FRANCHISEE's interest is not disposed of within six months after such death or mental incapacity, AIRSOPURE may terminate this Agreement.

     12.05. Operation of Franchise by AIRSOPURE

     In order to prevent any interruption in the business that would cause harm to the Franchised Business or AIRSOPURE, FRANCHISEE authorizes AIRSOPURE, at its option, in the event that FRANCHISEE is absent or incapacitated by reason of illness, death or otherwise and is not, in AIRSOPURE's sole judgment, able to operate the Franchised Business for any extended period of time, to operate and manage the Franchised Business for so long as AIRSOPURE deems necessary, without waiving any of AIRSOPURE's other rights and remedies under this Agreement. All moneys from the operation of the Franchised Business during such period of operation by AIRSOPURE shall be kept in a separate account, and the expenses of AIRSOPURE during such period for operating the Franchised Business, including reasonable compensation of AIRSOPURE and its employees or representatives, shall be charged to such account. FRANCHISEE agrees to save harmless and fully indemnify AIRSOPURE and its employees and representatives for and against all claims, losses or actions in connection with the operation and management of the Franchised Business hereunder.

     12.06. Non-Waiver of Claims AIRSOPURE's consent to a transfer of any interest in the Franchise granted herein shall not constitute a waiver of any claims it may have against FRANCHISEE, nor shall it be deemed a waiver of AIRSOPURE's right to demand exact compliance with any of the terms of this Agreement by the transferee.

                         XIII. CONFIDENTIAL INFORMATION

     13.01 FRANCHISEE shall not, during the term of this Agreement or thereafter, communicate, divulge, or use for the benefit of any other person or entity any confidential information, knowledge, or know-how concerning AIRSOPURE's system, the Products or the operation of the Franchised Business, including without limitation the Operations Manual. FRANCHISEE shall divulge such confidential information only to such of FRANCHISEE's employees or agents as must have access to it in order to operate the Franchised Business. Any and all information, trade secrets, knowledge, know-how, or other data concerning AIRSOPURE's system, the Products or which AIRSOPURE designates as confidential shall be deemed confidential for purposes of this Agreement, except information which FRANCHISEE can demonstrate came to FRANCHISEE's attention prior to disclosure thereof by AIRSOPURE, or which, at or after the time of disclosure by AIRSOPURE to FRANCHISEE, had become or later becomes a part of the public domain, through publication or communication by others. FRANCHISEE agrees to use such proprietary information of AIRSOPURE only for operation of the Franchise Business.

     13.02. FRANCHISEE acknowledges that the provisions of this Section XIII are and have been a primary inducement to AIRSOPURE to enter into this Agreement, and that any failure to comply with the requirements of Section 13.01 will cause AIRSOPURE irreparable injury without an adequate remedy at law; and FRANCHISEE agrees to pay all court costs and reasonable attorneys' fees incurred by AIRSOPURE in obtaining specific performance of, or an injunction against any violation of, the requirements of Section 13.01.

                          XIV. DEFAULT AND TERMINATION

     14.01. AIRSOPURE may, at its option, terminate this Agreement and all rights granted hereunder, without affording FRANCHISEE any opportunity to cure the defaults, effective immediately upon receipt of notice by FRANCHISEE, upon the occurrence of any of the following:





                                    28.1                                      27

     A. FRANCHISEE shall become insolvent or makes a general assignment for the benefit of creditors; or if a petition in bankruptcy is filed by FRANCHISEE or such a petition is filed against and consented to by FRANCHISEE; or if FRANCHISEE is adjudicated a bankrupt; or if FRANCHISEE is unable to pay commercial debts as they become due.

     B. FRANCHISEE (or a principal shareholder if FRANCHISEE is a corporation) is convicted of a felony or any other crime or offense that is reasonably likely, in the sole opinion of AIRSOPURE, to adversely affect the goodwill or reputation of AIRSOPURE or the Licensed Marks.

     C. A judgment or consent decree is entered against FRANCHISEE (or a principal shareholder if FRANCHISEE is a corporation) in a case involving allegations of fraud, racketeering, unfair or deceptive trade practices or similar allegations which, in AIRSOPURE's judgment, are likely to adversely affect AIRSOPURE, its Products, the Licensed Marks or the goodwill associated therewith.

     D. FRANCHISEE or any partner or shareholder in FRANCHISEE transfers any rights or obligations under this Agreement or any interest in FRANCHISEE or in the Franchised Business to any third party without AIRSOPURE's prior written consent.

     E. FRANCHISEE intentionally discloses the contents of the Operations Manual or other trade secrets or confidential information provided to FRANCHISEE by AIRSOPURE to any unauthorized person or fails to exercise reasonable care to prevent such disclosure.

     F. FRANCHISEE maintains false books or records of the Franchised Business or knowingly makes any material false statements or omissions to AIRSOPURE in connection with FRANCHISEE's application for the franchise granted herein or in connection with any reports submitted to AIRSOPURE, including without limitation the understatement of gross sales by more than two percent.

     G. FRANCHISEE fails to commence business within sixty days following the execution of this Agreement.

     H.  FRANCHISEE  (or its manager if  FRANCHISEE is a  corporation)  fails to
attend  any  scheduled   training  program  which  AIRSOPURE  has  indicated  is
mandatory.

     I. FRANCHISEE operates the Franchised Business in such a manner which causes a threat or danger to public health or safety.

     J. FRANCHISEE receives three or more notices of default of this Agreement from AIRSOPURE for violations under Section 14.02 hereof.

     14.02. Except for violations of this Agreement listed in Section 13.01 above, or violations specifically provided for elsewhere in this Agreement, FRANCHISEE shall have thirty (30) days from receipt from AIRSOPURE of a written Notice of Termination (citing the reason(s) therefor) within which to remedy any default listed in this Section 13.02, or any other violation of this Agreement.

     A. FRANCHISEE fails to pay promptly any monies owing to AIRSOPURE or its subsidiaries or affiliates when due, or to submit the financial information or reports required by AIRSOPURE under this Agreement.

     B. FRANCHISEE fails to meet or comply with any standards, specifications or procedures prescribed by AIRSOPURE in this Agreement, the Operations Manual or otherwise specified in writing from time to time by AIRSOPURE.

     C. FRANCHISEE is convicted, pleads guilty or enters into a consent agreement for violation of any federal, state or local law, ordinance, rule or regulation that is reasonably likely, in the sole opinion of AIRSOPURE, to materially and unfavorably affect the Franchised Business or AIRSOPURE, the Licensed Marks or the goodwill associated therewith.

     D.  FRANCHISEE  misuses or makes any  unauthorized  use of the  Proprietary
Marks or otherwise impairs the goodwill associated therewith or AIRSOPURE's rights therein.

     E. FRANCHISEE abandons the Franchised Business or fails to operate the Franchised Business during normal business hours without the consent in writing of AIRSOPURE.


                                    28.1                                      28

     F. FRANCHISEE fails to submit advertising or promotional materials to AIRSOPURE for approval in writing prior to use.

     14.03. No right or remedy of AIRSOPURE conferred herein shall be exclusive of any other right or remedy provided herein, at law or in equity, unless specifically provided otherwise in this Agreement or any amendment hereto.

     14.04. In the event this Agreement is terminated by AIRSOPURE for violation of this Agreement by FRANCHISEE, AIRSOPURE shall have the right, at its option, to purchase FRANCHISEE's interest in the tangible assets of the Franchised Business at their fair market value.

                        XV. OBLIGATIONS UPON TERMINATION

     15.01. Upon termination or expiration of this Agreement, this Agreement and all rights granted hereunder to FRANCHISEE shall immediately terminate, and:

     A. FRANCHISEE shall immediately cease to operate the Franchised Business and shall not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former franchisee of AIRSOPURE.

     B. FRANCHISEE shall immediately and permanently cease to use, by advertising or in any other manner whatsoever, the Licensed Marks of AIRSOPURE, any other identifying characteristics or trade dress of the system, and all confidential methods, procedures and techniques associated with the Franchised Business.

     C. FRANCHISEE shall take such action as may be necessary to cancel any assumed name or equivalent registrations or listings in telephone or other directories which contain the names or Licensed Marks of AIRSOPURE, and FRANCHISEE shall furnish AIRSOPURE with evidence satisfactory to AIRSOPURE of compliance with this obligation within thirty days after termination or expiration of this Agreement.

     D. FRANCHISEE shall promptly pay all sums owing to AIRSOPURE and its subsidiaries and affiliates, including all damages, costs and expenses, including reasonable attorneys' fees, incurred by AIRSOPURE as a result of the default.

     E. FRANCHISEE shall pay to AIRSOPURE all damages, costs and expenses, including reasonable attorneys' fees, incurred by AIRSOPURE subsequent to the termination or expiration of the Franchise herein granted in obtaining injunctive or other relief for the enforcement of any provisions of this Agreement.

     F. FRANCHISEE shall immediately turn over to AIRSOPURE the Operations Manual, records, files, instructions, software, correspondence, and all other materials provided by AIRSOPURE related to the operation of the Franchised Business, and all copies thereof (all of which are acknowledged to be AIRSOPURE's property), and shall retain no copy or record of any of the foregoing, except only FRANCHISEE's copy of this Agreement and any correspondence between the parties, and any other documents which FRANCHISEE reasonably needs for compliance with any applicable provision of law.

     G. Upon request by AIRSOPURE, FRANCHISEE will execute a document assigning FRANCHISEE's telephone numbers at the Franchised Business to AIRSOPURE.

     H. AIRSOPURE shall have the right, but not the duty, to be exercised by notice of intent to do so within thirty days after termination or expiration, to purchase any or all signs, advertising materials, supplies and inventory and any other items bearing AIRSOPURE's Licensed Marks, at FRANCHISEE's cost or at fair market value, whichever is less. If the parties cannot agree on the fair market value of such items, the parties will select and share the expense of an independent appraiser to determine fair market value. With respect to any purchase by AIRSOPURE as provided herein, AIRSOPURE shall have the right to set off against the purchase price all amounts due from FRANCHISEE under this Agreement.
                                 XVI. COVENANTS

     16.01. FRANCHISEE covenants and agrees (or if FRANCHISEE is a corporation FRANCHISEE's controlling shareholder agrees) to devote his full time and best efforts to manage and operate the Franchised Business.



                                    28.1                                      29

     16.02. FRANCHISEE acknowledges that, pursuant to this Agreement, FRANCHISEE will receive valuable specialized training and confidential and proprietary information of AIRSOPURE, including, without limitation, information regarding the operational, sales, promotional, and marketing methods and techniques of AIRSOPURE and its system. FRANCHISEE covenants and agrees that during the term of this Agreement, and subject to the post-termination provisions contained herein, FRANCHISEE shall not, except as otherwise approved in writing by AIRSOPURE, either directly or indirectly:

     A. Divert or attempt to divert any business or customer of the Franchised Business to any competitor, or competing business, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to AIRSOPURE or the goodwill associated with the Licensed Marks and Products.

     B. Employ or seek to employ any person who is at that time employed by AIRSOPURE or by another AIRSOPURE franchisee or induce such person to leave his or her employment.

     C. Own, maintain, engage in, be employed by, advise, consult, assist, invest in or have any interest whatsoever in any business or entity which competes with or offers products or services which are the same or similar to those of AIRSOPURE or the Franchised Business.

     16.03. FRANCHISEE covenants and agrees that FRANCHISEE (or any shareholder if FRANCHISEE is a corporation) shall not, for a period of two years following termination of this Agreement for any reason, either directly or indirectly own, maintain, engage in, be employed by, advise, consult, assist, invest in or have any interest whatsoever in any business or entity which competes with or offers products or services which are the same or similar to those of AIRSOPURE or the Franchised Business within a radius of twenty-five miles of the Designated Territory. In the event a court of competent jurisdiction should hold this covenant to be unreasonable or overly broad, the parties agree to reduce the scope of such covenant to the maximum restriction permitted by law, and FRANCHISEE agrees to be bound by such less restrictive terms of this covenant. If requested by AIRSOPURE, FRANCHISEE agrees to obtain and provide to AIRSOPURE executed covenants containing terms equivalent to those contained herein from any employee of FRANCHISEE who has received training from AIRSOPURE, and, if FRANCHISEE is a corporation, from any director or shareholder of FRANCHISEE.

     16.04. AIRSOPURE covenants and agrees that the restrictions set forth above in Paragraphs 15.02.C and 15.03 shall not apply to ownership by FRANCHISEE of less than a five percent beneficial interest in the outstanding equity securities of any publicly traded corporation, provided that FRANCHISEE is not an employee, consultant or director of such corporation.

     16.05. FRANCHISEE covenants and agrees that its violation of any covenant contained herein would result in serious, immediate and irreparable injury to AIRSOPURE for which no adequate remedy at law will be available, and FRANCHISEE consents, in addition to other remedies which may be available to AIRSOPURE, to the entry without opposition of an injunction prohibiting any conduct by FRANCHISEE in violation of any covenant set forth herein.

                              XVII. INDEMNIFICATION

     17.01. FRANCHISEE agrees to defend, indemnify and hold AIRSOPURE and its affiliates, directors, officers, employees and agents harmless from all claims, losses, lawsuits and expenses arising from or relating to the Franchised Business and FRANCHISEE's operation thereof, except for: (i) any claims of infringement from third parties due to FRANCHISEE's use of the Licensed Marks, provided that FRANCHISEE has used the said Licensed Marks as authorized by AIRSOPURE; and (ii) claims alleging that Products sold or leased by FRANCHISEE are defective.

     17.02. AIRSOPURE agrees to defend, indemnify and hold FRANCHISEE harmless from all claims, losses, lawsuits and expenses arising from or relating to: (i) any claims of infringement from third parties due to FRANCHISEE's use of the Licensed Marks, provided that FRANCHISEE has used the said Licensed Marks as authorized by AIRSOPURE; and (ii) claims alleging that Products sold or leased by FRANCHISEE are defective.



                                    28.1                                      30

                            XVIII. GENERAL PROVISIONS

     18.01. No failure of a party to exercise any power reserved to it by this Agreement or to insist upon strict compliance by the other party with any obligation or condition hereunder shall constitute a waiver of such party's rights unless such waiver is in writing. Any waiver by either party shall not constitute a waiver thereafter to demand exact compliance with any of the terms herein. Waiver by a party of any particular default by the other party shall not affect or impair such party's rights with respect to any subsequent default of the same, similar or different nature; nor shall any delay, forbearance or omission of a party to exercise any power or right arising out of any breach or default by the other party of any of the terms, provisions, or covenants thereof, affect or impair such party's right to exercise the same.

     18.02. Delays in the performance of any duties hereunder which are not the fault of and are beyond the ability of the party to control, including without limitation fires, floods, natural disasters, acts of God, labor disputes, riots or other similar events, shall not constitute a default in the party's performance of this Agreement, and the parties agree to extend the time of performance for a reasonable period of time to allow for such delays.

     18.03. The relationship between the parties is that of independent contractors. No partnership, joint venture, employment or relationship of principal and agent is intended, and FRANCHISEE may not commit or bind AIRSOPURE to any obligation whatsoever.

     18.04. Any and all notices required or permitted under this Agreement shall be in writing and shall be delivered by any means which will provide evidence of the date received, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

         Notices to AIRSOPURE:      Airsopure, Inc.
                                    15400 Knoll Trail, Suite 106
                                    Dallas, Texas 75248
                                    Attn: John Potter, President

         Notices to FRANCHISEE:     ________________________________



     Any notice shall be deemed to have been given at the date and time it is received.

     18.05. This Agreement and the documents referred to herein constitute the entire Agreement between AIRSOPURE and FRANCHISEE concerning the subject matter hereof, and supersede all prior agreements, oral or written. No amendment, change or variance from this Agreement shall be binding on either party unless executed by both parties in writing.

     18.06. Except as expressly provided to the contrary herein, each provision of this Agreement shall be considered severable; and if, for any reason, any provision herein is determined to be invalid under any law or by a court having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other provisions of this Agreement, and the latter shall continue to be given full force and effect and bind the parties hereto, and the invalid provision shall be deemed not to be a part of this Agreement.

     18.07. This Agreement takes effect upon its acceptance and execution by AIRSOPURE in the State of Texas, and shall be interpreted and construed under the laws of the State of Texas.

     18.08. The parties agree that any action brought by either party against the other in any court, whether federal or state, shall be brought within the State of Texas in the judicial district in which AIRSOPURE has its principal place of business and do hereby waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

     18.09. If either party is required to resort to legal process to enforce any provision of this Agreement, the prevailing party will recover all costs, including reasonable attorneys fees, incurred in such legal proceeding.





                                    28.1                                      31

     18.10. FRANCHISEE represents to AIRSOPURE that FRANCHISEE has conducted an independent investigation of the business franchised hereunder and recognizes that the business venture contemplated by this Agreement involves business risks, and that its success will be largely dependent upon the ability of FRANCHISEE as an independent businessman. AIRSOPURE expressly disclaims the making of, and FRANCHISEE acknowledges that FRANCHISEE has not received, any representation or guarantee, express or implied, as to the potential volume, profits or success of the business venture contemplated by this Agreement.

     18.11. FRANCHISEE acknowledges that FRANCHISEE received a completed copy of this Agreement, the attachments hereto, if any, and agreements relating thereto, if any, at least five business days prior to the date on which this Agreement was executed. FRANCHISEE further acknowledges that FRANCHISEE has received the disclosure documents required by the Trade Regulation Rule of the Federal Trade Commission entitled Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures, at least ten business days prior to the date on which this Agreement was executed.

     18.12. This Agreement contains various headings, but it is agreed that such headings are for convenience only and shall not affect the meaning of the provisions of this Agreement.

     18.13. FRANCHISEE acknowledges that he has read and understood this Agreement, the attachments hereto, if any, and agreements relating thereto, if any, and that AIRSOPURE has accorded FRANCHISEE ample time and opportunity to consult with advisors of FRANCHISEE's own choosing about the potential benefits and risks of entering into this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Agreement on the day and year first above written.

                                 AIRSOPURE, INC.


                                              By:______________________________
                                                 John Potter, President


                                   FRANCHISEE


                                               By:______________________________

                                            Title:______________________________

















                                    28.1                                      32

                                 EXHIBIT "B"
                               PERSONAL GUARANTEE

         For value received, and in consideration of the execution by Airsopure,
Inc.       ("Airsopure")      of      a      Franchise       Agreement      with
_________________________________("Franchisee"),         the         undersigned
__________________________ ("Guarantor") hereby unconditionally guarantees to Airsopure all indebtedness, obligations and liabilities, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, of Franchisee to Airsopure, now or hereafter owing or incurred. This Guarantee is an absolute, unconditional, unlimited and continuing guarantee of the full and punctual payment by Franchisee of the foregoing indebtedness, obligations and liabilities and not of their collectibility only. Upon any default by Franchisee in such full and punctual payment, the liabilities and obligations of the Guarantor hereunder shall, at Airsopure's option, become forthwith due and payable without demand or notice of any nature, all of which are expressly waived by the Guarantor.

         Airsopure may deal with Franchisee in such manner as Airsopure in its sole discretion deems fit, and Guarantor gives to Airsopure full authority, in its sole discretion, to do any or all of the following things: a) extend credit, make loans and afford other financial accommodations to Franchisee at such times, in such amounts and on such terms as Airsopure may approve; b) vary the terms and grant extensions or renewals of any present or future indebtedness of Franchisee to Airsopure; c) grant time, waivers and other indulgences in respect thereto; d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment; e) accept partial payments from Franchisee; f) release or discharge, wholly or partially, any endorser or guarantor; g) compromise or make any settlement or other arrangement with Franchisee.

         Guarantor waives notice of acceptance hereof or of any action taken or omitted by Airsopure in reliance hereon and any requirement that Airsopure be diligent or prompt in making demands hereunder, giving notice of any default by Franchisee or asserting any other right hereunder.

         No provision of this Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by Airsopure and Guarantor, and no such waiver shall extend to, affect or impair any other right of Airsopure hereunder.

         This Unlimited Guarantee shall inure to the benefit of Airsopure and its successors and assigns, and shall be binding on the Guarantor and the Guarantor's successors, heirs and assigns.

         EXECUTED on this ____ day of _______________, 19____.



         ------------------------------     ------------------------------
         Guarantor                           Witness










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